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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Capital Trust, Inc. for the registration of an aggregate maximum offering price of $500,000,000 of its class A common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, preferred securities of certain trusts wholly owned and guaranteed by Capital Trust, Inc., and units and to the incorporation by reference therein of our reports dated March 31, 2011, with respect to the consolidated financial statements and schedule of Capital Trust, Inc., and the effectiveness of internal control over financial reporting of Capital Trust, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York
May 31, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM